EXHIBIT 99.2

                                                  August 03, 2001
$100,000                                     Salt Lake City, Utah


                         PROMISSORY NOTE


      FOR VALUE RECEIVED, Tru Wellness USA, Inc., a Nevada corporation ("Borrower") promises to pay to the order of Mark Faldmo and Larry Gelwix, individuals residing in the State of Utah, the principal sum of $100,000 or such portion thereof as shall be outstanding, at 1470 South 600 West, Bountiful, Utah 84010 (collectively, the "Holder") or at such other place as may be designated in writing by Holder, and its successors and assigns as follows:

      1.    Payment.  Borrower promises to pay to Holder  or  its
order, in lawful money of the United States of America, the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), or such portion thereof as shall be outstanding, together with interest on the unpaid balance from the date hereof until paid in full at the rate equal to twelve percent (12%) per annum. Borrower agrees and acknowledges that Holder will loan the total amount of $100,000 in two installments of $50,000 each, the first of which will be released from an escrow account contemporaneously with the execution of this Note and the second of which will be delivered to Borrower within 30 days of the date of this Note. Borrower shall pay the entire outstanding principal advanced under this Promissory Note plus all accrued interest (the "Final Payment") no later than May 1, 2002. The principal amount and accrued interest shall be reduced on a dollar-for-dollar basis for each dollar that Borrower pays to Holder for its purchase of noni juice in excess of Holder's cost of the noni juice under that Commitment to Purchase between the Borrower and the Holder of even date herewith, with the product payments used to pay all accrued interest first and then principal.

     2. Maturity Date. If not previously paid, all outstanding accrued principal and interest shall be due and payable on the Payment Date, as defined above. If the entire payment, as stated above, is not made in full within five (5) days of the Payment Date any outstanding balances shall be subject to a ten percent (10%) late charge, calculated on the entire payment amount

     3.   Prepayment.      Borrower may prepay this Note in whole
or in part at any time without penalty.

      4. Security. As security for the performance of all obligations and liabilities hereunder, Borrower shall deliver to Holder an executed Commitment to Purchase, pursuant to which the Borrower will commit to purchase noni juice from the Holder.

      5. Remedies. Upon a default by Borrower under this Note, or the Commitment to Purchase, the Holder may declare the entire unpaid principal balance, together with accrued interest, to be immediately due and payable without presentment, demand, protest or other notice of any kind. No failure or delay on the part of Holder in exercising any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege provided at law, in equity, or by contract. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorneys' fees including such expenses incurred before legal action, during the pendency thereof, and continuing to all such expenses in connection with bankruptcy proceedings or appeals to higher courts arising out of matters associated herewith.

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      6.    General Provisions.  This Note shall be binding  upon
the  Borrower,  and  any  permitted  successors  and  assigns  of
Borrower, if any. This Note and all documents and instruments associated herewith shall be governed by and construed and interpreted in accordance with the laws of the State of Utah. The terms of the Note may not be modified except by a written
agreement  executed  by  Holder and Borrower.   Time  is  of  the
essence hereof.

     7. Entire Agreement in Writing. This Note, the Commitment to Purchase, and any other documents executed in connection herewith, are the final expression of the agreement and understanding of Borrower and Holder with respect to the general subject matter hereof and supersede any previous understanding, negotiations or discussions, whether written or oral. This written agreement, and any other documents executed in connection herewith, may not be contradicted by evidence of any alleged oral agreement.

     DATED this 3rd day of August, 2001.

                                BORROWER:

                                TRU WELLNESS USA, INC., a
                                Nevada corporation



                                By:/s/ Sonya Lee
                                ------------------------------
                                Sonya Lee
                                Secretary

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